Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2004, except as to the 6th, 7th, 8th and 10th paragraphs of Note 11 which are as of March 1, 2004, relating to the financial statements of Blockbuster Inc., which appears in Blockbuster Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

November 8, 2004